Exhibit 5.3

1114 Avenue of the Americas, 23rd Floor New York, New York 10036.7703 USA P. 212.880.6000 | F. 212.682.0200 www.torys.com

February 19, 2015

Student Transportation Inc.

3349 Highway 138

Building A, Suite C

Wall, New Jersey 07719

USA

Dear Sirs and Mesdames:

Reference is made to the preliminary short form prospectus dated February 19, 2015 (the “Prospectus”) forming part of the registration statement on Form F-10 filed by Student Transportation Inc. with the U.S. Securities and Exchange Commission.

We hereby consent to the references to our firm’s name in the Prospectus.

Yours truly,

/s/ Torys LLP

Torys LLP